Exhibit 4.2

EXECUTION COPY

SUNTERRA OWNER TRUST 2004-1,

as Issuer

SUNTERRA FINANCIAL SERVICES, INC.,

as Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee, Custodian and Back-Up Servicer

INDENTURE

Dated as of September 1, 2004

TABLE OF CONTENTS

[TO BE REVISED]

i

INDENTURE

This INDENTURE, dated as of September 1, 2004, is among SUNTERRA OWNER TRUST 2004-1, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), Sunterra Financial Services, Inc. (“SFS”), a Nevada corporation, as servicer (the “Servicer”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Indenture Trustee”), as custodian (the “Custodian”) and as back-up servicer (the “Back-Up Servicer”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its $66,000,000 3.58% Timeshare Loan-Backed Notes, Series 2004-1, Class A (the “Class A Notes”), $18,430,000 3.85% Timeshare Loan-Backed Notes, Series 2004-1, Class B (the “Class B Notes”), $17,570,000 4.29% Timeshare Loan-Backed Notes, Series 2004-1, Class C (the “Class C Notes”), and $49,710,000 4.93% Timeshare Loan-Backed Notes, Series 2004-1, Class D, (the “Class D Notes” and together with the Class A Notes, Class B Notes and Class C Notes, the “Notes”);

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid recourse obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Secured Parties, as follows:

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) the Timeshare Loans, (ii) the Qualified Substitute Timeshare Loans, if any, (iii) the Receivables in respect of the Timeshare Loans due on and after the applicable Cut-Off Date, (iv) the related Timeshare Loan Files, (v) all Related Security in respect of each Timeshare Loan, (vi) all rights and remedies under the Transfer Agreements, the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Custodial Agreement, (vii) all rights and remedies under the Sunterra Undertaking Agreement, (viii) all amounts in or to be deposited to each Trust Account, (ix) any Retained Assets and (x) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, Insurance Proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing, including, without limitation, any Retained Asset Proceeds) (collectively, the “Trust Estate”). Notwithstanding the foregoing, the Trust

Estate shall not include any Miscellaneous Payments and Processing Charges made by an Obligor.

Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note of the same Class and any other Note of the same Class by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Secured Parties may be adequately and effectively protected as hereinafter provided.

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1. General Definitions.

In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Standard Definitions” attached hereto as Annex A.

SECTION 1.2. Compliance Certificates and Opinions.

Upon any written application or request (or oral application with prompt written or facsimile confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request, or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

SECTION 1.3. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b).

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default, Servicer Event of Default or Trigger Event is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default, Servicer Event of Default or Trigger Event nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a Default, Event of Default (other than an Event of Default of the kind described in Section 6.1(a)), Servicer Event of Default or Trigger Event has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any Secured Party.

SECTION 1.4. Acts of Noteholders, etc.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d) By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided that nothing contained in this Section 1.4(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

SECTION 1.5. Notice to Noteholders; Waiver.

(a) Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.5(a), of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.6. Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.7. Successors and Assigns.

All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.

SECTION 1.8. GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939 AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

SECTION 1.9. Legal Holidays.

In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity, or other date on which principal of or interest on any Note is proposed to be paid, provided that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.

SECTION 1.10. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.11. Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit the representatives of the Indenture Trustee or any Noteholder holding Notes evidencing at least 25% of the Aggregate Outstanding Note Balance, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein. Any expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default, Event of Default or Trigger Event, of any right under this Section 1.11 shall be borne by the Issuer. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.

SECTION 1.12. Survival of Representations and Warranties.

The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

ARTICLE II.

THE NOTES

SECTION 2.1. General Provisions.

(a) Form of Notes. The Notes, together with their certificates of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.

(b) Denominations. The Outstanding Note Balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes which may be authenticated and delivered under this Indenture is limited to $66,000,000, $18,430,000, $17,750,000 and $49,710,000, respectively. The Notes shall be issuable only as registered Notes without interest coupons in the denominations of at least $1,000,000 and in integral multiples of $1,000 in excess thereof, with the exception of one Note in each Class which may be issued in an odd amount; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 hereof of any Note with a remaining Outstanding Note Balance of less than $1,000,000.

(c) Execution, Authentication, Delivery and Dating. The Notes shall be manually executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.

SECTION 2.2. Global Notes. Each of the Notes, upon original issuance, shall be issued in the form of one or more book-entry global certificates (the “Global Notes” and each, a “Global Note”) to be deposited with the Indenture Trustee, as custodian for The Depository Trust Company, the initial Depository, by or on behalf of the Issuer. The Notes sold to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S will be represented by one or more temporary Global Notes (each, a “Temporary Regulation S Global Notes”). Upon the expiration of the Restricted Period, interests in a Temporary Regulation S Global Note will be exchangeable for interests in permanent Global Notes of the same Class (together with a Temporary Regulation S Global Note, a “Regulation S Global Note”). The Notes sold to U.S. Persons which are Qualified Institutional Buyers will be represented by one or more temporary Global Notes (each, a “Rule 144A Global Note”). All Global Notes shall be initially registered on the Note Register in the name of Cede & Co., the nominee of The Depository Trust Company, and no Note Owner will receive a definitive note (a “Definitive Note”) representing such Note Owner’s interest in the related Class of Notes, except as provided in Section 2.3. Unless and until Definitive Notes have been issued in respect of a Class of Notes pursuant to Section 2.3:

(a) the provisions of this Section 2.2 shall be in full force and effect with respect to such Class of Notes;

(b) the Issuer, the Servicer and the Indenture Trustee may deal with the Depository and the Depository Participants for all purposes with respect to such Notes (including the making of distributions on such Notes) as the authorized representatives of the respective Note Owners;

(c) to the extent that the provisions of this Section 2.2 conflict with any other provisions of this Indenture, the provisions of this Section 2.2 shall control; and

(d) the rights of the respective Note Owners of a Class of Notes shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the respective Note Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued in respect of the Notes pursuant to Section 2.3, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the Notes to the Depository Participants.

SECTION 2.3. Definitive Notes. If (a) the Depository advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Global Notes and the Issuer is unable to locate a qualified successor, (b) the Issuer, at its sole option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system with respect to any or all Classes of Global Notes through the Depository, or (c) after the occurrence of and during the continuation of an Event of Default, Note Owners evidencing not less than 51% of the aggregate Outstanding Note Balance of a Class of Global Notes, advise the Indenture Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system with respect to such Class of Global Notes through the Depository is no longer in the best interest of such Note Owners, the Indenture Trustee shall use its best efforts to notify all affected Note Owners through the Depository of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Issuer, the Indenture Trustee, the Note Registrar and the Servicer shall recognize holders of Definitive Notes as Noteholders hereunder. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes.

SECTION 2.4. Registration, Transfer and Exchange of Notes.

(a) Note Register. At all times during the term of this Indenture, there shall be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register; provided, however, in no event shall the Note Registrar be required to maintain in the Note Register the names of the individual participants holding Notes through the Depository. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Note is transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 2.4. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of Noteholders.

(b) Surrender. Upon surrender for registration of transfer of any Definitive Note, subject to the applicable requirements of this Section 2.4, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Definitive Note being surrendered. Each Note surrendered for registration of transfer shall be canceled and subsequently destroyed by the Note Registrar. Each new Note issued pursuant to this Section 2.4 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 2.4. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c) Securities Laws Restrictions. The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No transfer of any Note by a Note Owner or the registered holder of a Note may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because the transfer satisfies one of the following: (i) such resale or transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such resale or transfer is being made in reliance upon Rule 144A under the Securities Act and, in the case of the registered holder of a Note, as certified by registered holder (other than the Initial Purchaser and its initial transferees) in a letter in the form of Exhibit B hereto; (ii) such resale or transfer is in compliance with Regulation S under the Securities Act and, in the case of the registered holder of a Note, as certified by such registered holder (other than the Initial Purchaser and its initial transferees) in a letter in the form of Exhibit B, or (iii) after the appropriate holding period, such resale or transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. In addition to any certificates delivered by the beneficial owners of Notes represented by beneficial interests in a Global Note, each Person that purchases or otherwise acquires any beneficial interest in a Global Note shall be deemed, by its purchase or other acquisition thereof, to have represented, warranted and agreed as provided in the legends of such Note and shall be deemed to have made the representations, warranties and covenants set forth with respect to a transferee in the letter attached as Exhibit B hereto. Any purported transfer of a Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(d) Global Notes Restrictions. In addition to the applicable provisions of this Section 2.4 and the rules of the Depository, the exchange, transfer and registration of transfer of Global Notes shall only be made in accordance with this Section 2.4(d).

(i) Rule 144A Global Note to Temporary Regulation S Global Note During the Restricted Period. If, during the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Temporary Regulation S Global Note, such Note Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Temporary Regulation S Global Note only upon compliance with the provisions of this Section 2.4(d)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Temporary Regulation S Global Note in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certification in the form of Exhibit C hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository, to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Temporary Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(ii) Rule 144A Global Note to Regulation S Global Note After the Restricted Period. If, after the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this Section 2.4(d)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certification in the form of Exhibit D hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository, to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(iii) Regulation S Global Note to Rule 144A Global Note. If the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this Section 2.4(d)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Rule 144A Global Note in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certification in the form of Exhibit E hereto given by the Note Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit B hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

(iv) Transfers Within Regulation S Global Notes During Restricted Period. If, during the Restricted Period, the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Note Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this Section 2.4(d)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or

Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certification in the form of Exhibit F hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

(e) ERISA Considerations. No resale or other transfer of any Note may be made to any transferee unless (i) such transferee is not, and will not acquire such Note on behalf or with the assets of, any Benefit Plan or (ii) no “prohibited transaction” under ERISA or Section 4975 of the Code or any substantially similar provision of federal, state or local law that is not subject to a statutory, regulatory or administrative exemption will occur in connection with such purchaser’s or such transferee’s acquisition or holding of such Note. In addition, the Notes may not be purchased by or transferred to any Benefit Plan, or person acting on behalf of or with assets of any Benefit Plan, unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, Sunterra Corporation, SMH, Secure Firstcon, Secure Middlecon, the Depositor, the Servicer, the Indenture Trustee or the Initial Purchaser, or by any Affiliate of any such Person. Each Person that purchases or otherwise acquires any beneficial interest in a Global Note shall be deemed, by its purchase or other acquisition thereof, to have represented, warranted and agreed to the restrictions set forth in this Section 2.4(e).

(f) Transfer Fees, Charges and Taxes. No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.4. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(g) No Obligation to Register. None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(h) Rule 144A Information. The Servicer agrees to cause the Issuer to provide such information as required under Rule 144A under the Securities Act so as to allow resales of Notes to Qualified Institutional Buyers in accordance herewith.

SECTION 2.5. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefore a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer in its discretion may, instead of issuing a replacement Note, pay such Note.

(d) Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.

(e) Every replacement Note issued pursuant to this Section 2.5 in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6. Payment of Interest and Principal; Rights Preserved.

(a) Any installment of interest or principal payable on any Note that is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date by check mailed to the address specified in the Note Register, or upon the request of a Holder of more than $1,000,000 original principal amount of Notes, by wire transfer of federal funds to the account and number specified in the Note Register, in each case on such Record Date for such Person (which shall be, as to each original purchaser of the Notes, the account and number specified by such purchaser to the Indenture Trustee in writing, or, if no such account or number is so specified, then by check mailed to such Person’s address as it appears in the Note Register on such Record Date).

(b) All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, except that each Holder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office prior to receipt of payment of the final installment of principal of such Note.

SECTION 2.7. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.8. Cancellation.

All Notes surrendered for registration of transfer or exchange or prior to final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.

SECTION 2.9. Noteholder Lists.

The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer (or any other obligor upon the Notes) shall furnish to the Indenture Trustee at least five Business Days before each Payment Date (and in all events in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.10. Notice to Depository.

Whenever notice or other communication to the Holders of Global Notes is required under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners pursuant to Section 2.3, the Indenture Trustee shall give all such notices and communications specified herein to be given to such Note Owners to the Depository.

ARTICLE III.

ACCOUNTS; COLLECTION AND APPLICATION OF MONEYS; REPORTS

SECTION 3.1. Trust Accounts; Investments by Indenture Trustee.

(a) On or before the Closing Date, the Indenture Trustee shall establish and maintain at the Corporate Trust Office in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account, which accounts shall be Eligible Bank Accounts. From time to time, the Indenture Trustee shall establish, to the extent required under this Indenture, accounts in the name of the Indenture Trustee for the benefit of the Secured Parties, which accounts shall be Eligible Bank Accounts.

Subject to the further provisions of this Section 3.1(a), the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(b) The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.2(a).

(c) None of the parties hereto shall have any right of set-off with respect to any Trust Account, or any investment therein.

(d) All or a portion of the amounts in any Trust Account (other than the Prefunding Account) shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. All of the amounts in the Prefunding Account shall be invested in the obligations or securities described in clause (f) of the definition of “Eligible Investments.” Subject to the restrictions on the maturity of investments set forth in Section 3.1(f), each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by telegraph or facsimile transmission from the employees or agents of the Issuer, as the case may be, identified therein, in each case in such amounts as such Issuer Order shall specify.

(e) In the event that the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause (f) of the definition of “Eligible Investments.” All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.1(f).

(f) No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account immediately upon receipt.

(g) Any investment of any funds in any Trust Account and any sale of any investment held in such accounts, shall be made under the following terms and conditions:

(i) each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate;

(ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment; and

(iii) the proceeds of any sale of an investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the account in which such investment was held.

(h) If any amounts are needed for disbursement from any Trust Account and sufficient uninvested funds are not collected and available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Indenture Trustee shall select and cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account.

(i) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.

SECTION 3.2. Establishment and Administration of the Trust Accounts.

(a) Collection Account. The Indenture Trustee shall cause to be established and maintained an account (the “Collection Account”) for the benefit of the Secured Parties. The Collection Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Sunterra Owner Trust 2004-1 — Collection Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Secured Parties.” The Indenture Trustee on behalf of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank

Account, the Indenture Trustee shall within two (2) Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to promptly deposit any amounts received by it into the Collection Account. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Collection Account will be made on each Payment Date as provided in Section 3.4 hereof.

(b) Reserve Account. The Indenture Trustee shall cause to be established and maintained an account (the “Reserve Account”) for the benefit of the Secured Parties. On the Closing Date, the Issuer shall cause to be deposited in the Reserve Account an amount equal to the Reserve Account Initial Deposit from the proceeds of the sale of the Notes. The Reserve Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Sunterra Owner Trust 2004-1 — Reserve Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Secured Parties.” The Indenture Trustee on behalf of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties as their interests appear in the Trust Estate. If, at any time, the Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Reserve Account and from the date such new Reserve Account is established, it shall be the “Reserve Account”. Amounts on deposit in the Reserve Account shall be invested in accordance with Section 3.1 hereof. Deposits to the Reserve Account shall be made in accordance with Section 3.4(a) hereof. Withdrawals and payments from the Reserve Account shall be made in the following manner:

(i) If, on any Determination Date, the amounts on deposit in the Collection Account (after giving effect to all deposits thereto required hereunder) are insufficient to pay amounts required pursuant to pay the items required under Section 3.4(a)(i) through (xv) hereof or Section 3.4(b)(i) through (xv), as applicable, for the related Payment Date, on such Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report and to the extent of funds available in the Reserve Account, withdraw from the Reserve Account the amount of such insufficiency and deposit such amount in the Collection Account.

(ii) On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance of all Classes of Notes will be reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the Reserve Account and shall deposit such amounts to the Collection Account.

(iii) Upon the occurrence of an Event of Default and an acceleration of the Notes as provided herein, the Indenture Trustee shall withdraw all amounts on deposit in the Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 6.6 hereof.

(iv) If, on any Payment Date, amounts on deposit in the Reserve Account are greater than the Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw funds in excess of the Reserve Account Required Balance from the Reserve Account and disburse such amounts to the Issuer for distribution to the owners of the beneficial interests in the Issuer.

(c) Prefunding Account. The Indenture Trustee shall cause to be established and maintained an account (the “Prefunding Account”) for the benefit of the Secured Parties. On the Closing Date, the Issuer shall cause to be deposited in the Prefunding Account an amount equal to the Prefunding Account Initial Deposit from the proceeds of the sale of the Notes. The Prefunding Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Sunterra Owner Trust 2004-1 — Prefunding Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Secured Parties.” The Indenture Trustee on behalf of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Prefunding Account and in all proceeds thereof. The Prefunding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties as their interests appear in the Trust Estate. If, at any time, the Prefunding Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Prefunding Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Prefunding Account and from the date such new Prefunding Account is established, it shall be the “Prefunding Account”. Amounts on deposit in the Prefunding Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Prefunding Account shall be made in the following manner:

(i) At or before 10:00 AM New York City time, on each Transfer Date for a transfer of Subsequent Timeshare Loans, upon satisfaction of the conditions specified in Section 4.3 hereof, the Indenture Trustee shall, in accordance with the written instructions of the Servicer, withdraw from the Prefunding Account an amount equal to the aggregate Timeshare Loan Acquisition Price of such Subsequent Timeshare Loans and shall distribute such amounts to, or at the direction of, the Issuer.

(ii) On each Payment Date during the Prefunding Period and on the Payment Date following the Prefunding Termination Date, the Indenture Trustee shall withdraw from the Prefunding Account and deposit in the Collection Account for distribution on such Payment Date in accordance with Section 3.4 hereof, the net investment earnings from funds on deposit in the Prefunding Account since the prior Payment Date or the Closing Date, as applicable.

(iii) On the Prefunding Termination Date, the Indenture Trustee shall withdraw all amounts remaining in the Prefunding Account (other than investment earnings related thereto) and deposit such amounts into the Collection Account for distribution on the immediately following Payment Date as a distribution of principal in accordance with Section 3.4 hereof.

(iv) Upon distribution of the amounts specified in (ii) and (iii) above, the Indenture Trustee shall cause the Prefunding Account to be closed.

(d) Capitalized Interest Account. The Indenture Trustee shall cause to be established and maintained an account (the “Capitalized Interest Account”) for the benefit of the Secured Parties. On the Closing Date, the Issuer shall cause to be deposited in the Capitalized Interest Account an amount equal to the Capitalized Interest Amount from the proceeds of the sale of the Notes. The Capitalized Interest Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Sunterra Owner Trust 2004-1 – Capitalized Interest Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Secured Parties.” The Indenture Trustee on behalf of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Capitalized Interest Account and in all proceeds thereof. The Capitalized Interest Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties as their interests appear in the Trust Estate. If, at any time, the Capitalized Interest Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Capitalized Interest Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Capitalized Interest Account and from the date such new Capitalized Interest Account is established, it shall be the “Capitalized Interest Account”. Amounts on deposit in the Capitalized Interest Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Capitalized Interest Account shall be made in the following manner:

(i) At or before 11:00 AM New York City time, on the second Business Day prior to each Payment Date prior to the Prefunding Termination Date, the Servicer shall determine the Carrying Charges in respect of the upcoming Payment Date. The Indenture Trustee shall transfer into the Collection Account on each Payment Date, in accordance with the written direction of the Servicer, an amount equal to such Carrying Charges from the Capitalized Interest Account (solely to the extent of the amount then on deposit).

(ii) No withdrawals may be made of funds in the Capitalized Interest Account except as provided in clause (i) above and clause (iii) below. Except as specifically provided, funds in the Capitalized Interest Account shall not be commingled with funds in any other account established with respect to the Notes or with any other monies.

(iii) On the Payment Date following the Prefunding Termination Date, the Indenture Trustee shall withdraw all amounts remaining in the Capitalized Interest Account and deposit such amounts in the Collection Account. Such amounts will be distributed on such Payment Date in accordance with Section 3.4 hereof. Upon distribution of the amounts specified in this clause (iii), the Indenture Trustee shall cause the Capitalized Interest Account to be closed.

(e) Servicer Transition Account. The Indenture Trustee shall cause to be established and maintained an account (the “Servicer Transition Account”) for the benefit of the Indenture Trustee and the Back-Up Servicer (collectively, the “Servicer Secured Parties”). On the Closing Date, the Issuer shall cause the Servicer Transition Account Deposit to be deposited in the Servicer Transition Account from the proceeds of the sale of the Notes. The Servicer Transition Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Sunterra Owner Trust 2004-1 – Servicer Transition Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Indenture Trustee and the Back-Up Servicer.” The Indenture Trustee on behalf of the Servicer Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Servicer Transition Account and in all proceeds thereof. The Servicer Transition Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Servicer Secured Parties as their interests appear in the Trust Estate. If, at any time, the Servicer Transition Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Servicer Transition Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Servicer Transition Account and from the date such new Servicer Transition Account is established, it shall be the “Servicer Transition Account”. Amounts on deposit in the Servicer Transition Account shall be invested in accordance with Section 3.1 hereof. In the event of the termination or resignation of the Servicer, any Transition Expenses not otherwise paid by the Servicer (the “Unpaid Transition Expenses”), shall be paid in the following manner:

(i) At or before 11:00 AM New York City time, on the second Business Day prior to each Payment Date following the date on which the Servicer has been terminated or has resigned, the Indenture Trustee shall determine, from time to time, the Unpaid Transition Expenses, if any, in respect of the upcoming Payment Date, which determination shall, if any such Servicer Secured Party is not the same entity as the Indenture Trustee, be made based upon certificates of officers of the Servicer Secured Parties as to any Unpaid Transition Expenses together with supporting documentation. The Indenture Trustee shall pay on such Payment Date from the Servicer Transition Account (solely to the extent of the amount then on deposit) to the Servicer Secured Parties, each of their Unpaid Transition Expenses on such Payment Date. In the event that there are not sufficient funds in the Servicer Transition Account on any Payment Date to pay all of such Unpaid Transition Expenses, the Indenture Trustee shall pay the remaining amount in the Servicer Transition Account to the Servicer Secured Parties on a pro rata basis based on the then Unpaid Transition Expenses of the Servicer Secured Parties.

(ii) No withdrawals may be made of funds in the Servicer Transition Account except as provided in clause (i) above or clauses (iii) or (iv) below. Except as specifically provided, funds in the Servicer Transition Account shall not be commingled with funds in any other account established with respect to the Notes or with any other monies.

(iii) All investment earnings realized in respect of amounts in the Servicer Transition Account shall be paid on each Payment Date to the Owner Trustee for distribution to the owners of the beneficial interests of the Issuer.

(iv) All amounts on deposit in the Servicer Transition Account shall be distributed to the Owner Trustee for distribution to the owners of the beneficial interests of the Issuer on the date on which the Indenture Trustee and the Back-Up Servicer have no further duties under this Indenture, and upon such distribution the Indenture Trustee shall cause the Servicer Transition Account to be closed.

SECTION 3.3. [RESERVED]

SECTION 3.4. Distributions.

(a) Non-Trigger Event Period. On each Payment Date during a Non-Trigger Event Period, to the extent of Available Funds on deposit in the Collection Account, the Indenture Trustee shall, based on the Monthly Servicer Report, make the following disbursements and distributions to the following parties, in the following order of priority:

(i) to the Indenture Trustee and the Custodian, ratably based on their respective entitlements, the Indenture Trustee Fee and Custodian Fee, respectively, plus any accrued and unpaid Indenture Trustee Fees and Custodial Fees, respectively, with respect to prior Payment Dates and all expenses incurred and charged by the Indenture Trustee and the Custodian during the related Due Period (up to an aggregate cumulative total of $60,000 including all expenses reimbursed on prior Payment Dates pursuant to this clause (i) or clause (i) under Section 3.4(b) hereof);

(ii) to the Back-Up Servicer, the Back-Up Servicing Fee, plus any accrued and unpaid Back-Up Servicing Fees with respect to prior Payment Dates;

(iii) on the Payment Date occurring in October of each year only, to the Owner Trustee, the Owner Trustee Fee, plus any accrued and unpaid Owner Trustee Fees with respect to prior Payment Dates and all expenses incurred and charged by the Owner Trustee from the Distribution Date occurring in October of the prior calendar year through the end of the related Due Period (up to a cumulative total of $15,000 including all expenses reimbursed on prior Payment Dates pursuant to this clause (iii) or clause (iii) under Section 3.4(b) hereof);

(iv) on the Payment Date occurring in October of each year only, to the Administrator, the Administrator Fee, plus any accrued and unpaid Administrator Fees with respect to prior Payment Dates;

(v) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(vi) to the Class A Noteholders, the Class A Interest Distribution Amount;

(vii) to the Class B Noteholders, the Class B Interest Distribution Amount;

(viii) to the Class C Noteholders, the Class C Interest Distribution Amount;

(ix) to the Class D Noteholders, the Class D Interest Distribution Amount;

(x) to the Class A Noteholders, the Class A Principal Distribution Amount;

(xi) to the Class B Noteholders, the Class B Principal Distribution Amount;

(xii) to the Class C Noteholders, the Class C Principal Distribution Amount;

(xiii) to the Class D Noteholders, the Class D Principal Distribution Amount;

(xiv) if a Principal Acceleration Event has occurred and is continuing, to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, based on the Adjusted Percentage Interest of each respective Class of Notes, all remaining funds in the Collection Account;

(xv) to (a) the Class A Noteholders, (b) the Class B Noteholders, (c) the Class C Noteholders, and (d) the Class D Noteholders, in that order, reimbursement of any unreimbursed Note Balance Write-Down Amounts applied to such Class on prior Payment Dates plus interest at the related Note Rate on such unreimbursed Note Balance Write-Down Amounts;

(xvi) to the Reserve Account, all remaining amounts until the amounts on deposit in the Reserve Account shall equal the Reserve Account Required Balance;

(xvii) to the Indenture Trustee and Owner Trustee, ratably, based on the amount of their respective unpaid expenses, any expenses not paid pursuant to clauses (i) and (iii) above; and

(xviii) to the Owner Trustee for distribution to the owners of the beneficial interests of the Issuer, any remaining amounts.

(b) Trigger Event Period. On each Payment Date during a Trigger Event Period, to the extent of Available Funds on deposit in the Collection Account, the Indenture Trustee shall, based on the Monthly Servicer Report, make the following disbursements and distributions to the following parties, in the following order of priority:

(i) to the Indenture Trustee and the Custodian, ratably based on their respective entitlements, the Indenture Trustee Fee and Custodian Fee, respectively, plus any accrued and unpaid Indenture Trustee Fees and Custodial Fees, respectively, with respect to prior Payment Dates and all expenses incurred and charged by the Indenture Trustee and the Custodian during the related Due Period (up to an aggregate cumulative total of $60,000 including all expenses reimbursed on prior Payment Dates pursuant to this clause (i) or clause (i) under Section 3.4(a) hereof);

(ii) to the Back-Up Servicer, the Back-Up Servicer Fee, plus any accrued and unpaid Back-Up Servicer Fees with respect to prior Payment Dates;

(iii) on the Payment Date occurring in October of each year only, to the Owner Trustee, the Owner Trustee Fee, plus any accrued and unpaid Owner Trustee Fees with respect to prior Payment Dates and all expenses incurred and charged by the Owner Trustee from the Distribution Date occurring in October of the prior calendar year through the end of the related Due Period (up to a cumulative total of $15,000 including all expenses reimbursed on prior Payment Dates pursuant to this clause (iii) or clause (iii) under Section 3.4(a) hereof);

(iv) on the Payment Date occurring in October of each year only, to the Administrator, the Administrator Fee;

(v) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(vi) to the Class A Noteholders, the Class A Interest Distribution Amount;

(vii) to the Class B Noteholders, the Class B Interest Distribution Amount;

(viii) to the Class C Noteholders, the Class C Interest Distribution Amount;

(ix) to the Class D Noteholders, the Class D Interest Distribution Amount;

(x) to the Class A Noteholders, any remaining amounts until the Outstanding Note Balance of the Class A Notes is reduced to zero;

(xi) to the Class B Noteholders, any remaining amounts until the Outstanding Note Balance of the Class B Notes is reduced to zero;

(xii) to the Class C Noteholders, any remaining amounts until the Outstanding Note Balance of the Class C Notes is reduced to zero;

(xiii) to the Class D Noteholders, any remaining amounts until the Outstanding Note Balance of the Class D Notes is reduced to zero;

(xiv) to (a) the Class A Noteholders, (b) the Class B Noteholders, (c) the Class C Noteholders, and (d) the Class D Noteholders, in that order, reimbursement of any unreimbursed Note Balance Write-Down Amounts applied to such Class on prior Payment Dates plus interest at the related Note Rate on such unreimbursed Note Balance Write-Down Amounts;

(xv) to the Indenture Trustee and Owner Trustee, ratably, based on the amount of their respective unpaid expenses, any expenses not paid pursuant to clauses (i) and (iii) above; and

(xvi) to the Owner Trustee for distribution to the owners of the beneficial interests of the Issuer, any remaining amounts.

SECTION 3.5. Reports to Noteholders.

On each Payment Date the Indenture Trustee shall account to the Initial Purchaser, the Issuer, each Noteholder and to the Rating Agencies (i) the portion of payments then being made which represents principal and the amount which represents interest, and (ii) the amounts on deposit in each Trust Account and identifying the investments included therein. The Indenture

Trustee may satisfy its obligations under this Section 3.5 by making available electronically the Monthly Servicer Report to the Initial Purchaser, the Noteholders, the Rating Agencies and the Issuer; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from the Issuer or the Servicer. On or before the 5th day prior to the final Payment Date with respect to any Class, the Indenture Trustee shall send notice of such Payment Date to each Rating Agency, the Initial Purchaser and the Noteholders of such Class. Such notice shall include a statement that if such Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.

The Indenture Trustee may make available to the Noteholders and the Rating Agencies, via the Indenture Trustee’s Internet Website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Timeshare Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s Internet Website shall be initially located at www.CTSLink.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer, the Noteholders and the Rating Agencies. In connection with providing access to the Indenture Trustee’s Internet Website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal income tax withholding and information requirements with respect to payments of interest to Noteholders. If the Indenture Trustee does withhold any amount from an interest payment, pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld to the Noteholder.

SECTION 3.6. Note Balance Write-Down Amounts. The Note Balance Write-Down Amount, if any, on each Payment Date shall be applied first, to the Class D Notes until the Outstanding Note Balance thereof is reduced to zero; second, to the Class C Notes until the Outstanding Note Balance thereof is reduced to zero; third, to the Class B Notes until the Outstanding Note Balance thereof is reduced to zero; and fourth, to the Class A Notes until the Outstanding Note Balance thereof is reduced to zero.

ARTICLE IV.

THE TRUST ESTATE

SECTION 4.1. Conveyance of Trust Estate/Acceptance by Indenture Trustee.

(a) Concurrently with the execution and delivery of this Indenture, the Indenture Trustee does hereby acknowledge and accept the conveyance by the Issuer of the assets constituting the Trust Estate. The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Secured Parties, subject to the terms and provisions hereof. In connection with the conveyance of the Trust Estate to the Indenture Trustee, the Issuer has delivered or has caused the Depositor to deliver: (i) to the Custodian, the Timeshare Loan Files and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Initial Timeshare Loan conveyed on the Closing Date. On or prior to each Transfer Date, the Issuer will deliver or cause the Depositor to deliver: (i) to the Custodian, the Timeshare Loan Files and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Subsequent Timeshare Loan to be conveyed on such Transfer Date. On or prior to each Substitution Date, the Issuer will deliver or cause the Depositor to deliver: (i) to the Custodian, the Timeshare Loan Files and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Qualified Substitute Timeshare Loan, to be conveyed on such Substitution Date.

(b) The Indenture Trustee shall perform its duties under this Section 4.1 and hereunder on behalf of the Trust Estate and for the benefit of the Secured Parties in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:

(i) any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;

(ii) the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;

(iii) the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or

(iv) the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.

SECTION 4.2. Subsequent Timeshare Loans. On each Transfer Date during the Prefunding Period, subject to the satisfaction of the following conditions and the requirements of Section 4.3, and in consideration of the Indenture Trustee’s delivery on such Transfer Date to or upon the order of the Issuer or if so directed, the Depositor, of the Timeshare Loan Acquisition Price, the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Owner, all right, title and interest of the Depositor in and to each Subsequent Timeshare Loan. Prior to the acceptance by the Indenture Trustee of any Subsequent Timeshare Loan or the release of any funds therefor, the following conditions must be satisfied on or prior to the related Transfer Date:

(a) the Indenture Trustee shall have received notice (a “Subsequent Transfer Notice”), which notice shall be given not less than one (1) Business Day prior to such Transfer Date;

(b) the Issuer shall have deposited or caused to be deposited in the Collection Account all principal and interest collected after the related Cut-Off Date in respect of such Subsequent Timeshare Loans;

(c) the Custodian shall have received the Timeshare Loan Files related to such Subsequent Timeshare Loans and shall have given the Indenture Trustee a written certification and receipt in accordance with Section 4.9;

(d) the Indenture Trustee shall have received the certification required to be delivered by the Depositor in Section 4.3(a); and

(e) no Responsible Officer of the Indenture Trustee has actual knowledge or has actually received notice that any conditions to such transfer (including the requirements of Section 4.3 hereof) have not been fulfilled and the Indenture Trustee shall have received such other documents, opinions, certificates and instruments as the Indenture Trustee may request.

SECTION 4.3. Criteria for Subsequent Timeshare Loans.

(a) The Indenture Trustee shall not accept any Subsequent Timeshare Loan on any Transfer Date unless the Indenture Trustee shall have received written certification that (i) the Depositor, as of such Transfer Date, has restated each of the representations and warranties contained in Section 5(a) of the Sale Agreement; (ii) each of the conditions in Section 4.2 have been satisfied; (iii) with respect to each Subsequent Timeshare Loan being conveyed on such Transfer Date (A) such Subsequent Timeshare Loan is an Eligible Timeshare Loan as of the Transfer Date, (B) such Subsequent Timeshare Loan is a Club Sunterra Vacations Right-to-Use Loan or a Mortgage Loan, (C) such Timeshare Loan was not selected by the Depositor in a manner that the Depositor, in its reasonable business judgment, believes to be materially adverse to the interests of the Secured Parties, (D) such Subsequent Timeshare Loan does not have a stated maturity later than 24 months prior to the Stated Maturity, (E) that such Subsequent Timeshare Loan is not more than 30 days past due as of the related Cut-Off Date and (F) that the related Obligor has made at least one scheduled payment with respect to such Subsequent Timeshare Loan, and (vi) with respect to the pool of Subsequent Timeshare Loans to be purchased on a Transfer Date (A) the weighted average interest rate of such Subsequent Timeshare Loans will be greater than 12.80%, (B) the weighted average credit score of the Obligors related to such Subsequent Timeshare Loans will be at least 709, (C) no more than 2% of such Subsequent Timeshare Loans will be related to Resorts located in St. Maarten, (D) no more than 3% of the Obligors related to such Subsequent Timeshare Loans will be located outside of the United States based on their billing addresses as of the related Cut-Off Date, (E) no more than 10% of such Subsequent Timeshare Loans will have a remaining term to scheduled maturity of more than 120 months and (F) no more than 5% of such Subsequent Timeshare Loans will have an original purchase price greater than $100,000 (each of (A), (B), (C), (D), (E) and (F) in this clause (iv) calculated using the Loan Balances of such Subsequent Timeshare Loans as of the related Cut-Off Date).

(b) Within 30 days of the Prefunding Termination Date, the Issuer shall cause a firm of independent accountants to perform agreed-upon procedures with regard to the mathematical accuracy of the calculations described in (a) above and to furnish a certificate or statement to the Issuer and the Indenture Trustee (with a copy to the Rating Agencies and the Initial Purchaser) confirming the same.

SECTION 4.4. Tax Treatment.

(a) The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization. The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and are not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.

(b) It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness of the Issuer to the Noteholders secured by the Timeshare Loans (the “Intended Tax Characterization”). The Issuer, the Servicer and the Indenture Trustee, by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law. If the Notes are not properly treated as indebtedness with respect to all taxes, then the parties intend (as provided in the Trust Agreement) that they shall constitute interests in a partnership for such purposes and, in that regard, agree that no election to treat the Issuer in any part as a corporation under Treasury Regulation section 301.7701-3 shall be made by any Person.

(c) The Issuer and the Servicer shall take no action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan constituting the Trust Estate has been assigned to the Indenture Trustee on behalf of the Noteholders.

SECTION 4.5. Further Action Evidencing Assignments.

(a) The Issuer and the Servicer each agrees that, from time to time, at its respective expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Indenture Trustee or the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request or upon the request of the Servicer or the Indenture Trustee, execute and file (or cause to be executed and filed) such assignments of Mortgage, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or its jurisdiction of formation or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall deliver promptly to the Indenture Trustee file-stamped copies of any such filing.

(b) (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute all documents including, but not limited to assignments of Mortgage, UCC financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

SECTION 4.6. Repurchase and Substitution of Timeshare Loans.

(a) Mandatory Repurchase and Substitution of Timeshare Loans for Breach of Representation or Warranty. If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Depositor in the Sale Agreement were incorrect as of the date such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture and the Depositor. In the event any representation or warranty of the Depositor is incorrect as of the date such representation or warranty was made and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders therein, then the Issuer and the Indenture Trustee shall require the Depositor, within 60 days after the date it is first notified of, or otherwise discovers such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either: (i) repurchase such Defective Timeshare Loan at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the Substitution Shortfall Amount, if any. The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under the Sale Agreement within 30 days of the end of the aforementioned 60 day period.

Notwithstanding the foregoing: (i) the failure to deliver a policy of lender’s title insurance in respect of a Timeshare Loan shall not constitute a breach of representation or warranty in respect of such Timeshare Loan if (A) the Timeshare Loan File contains a commitment to issue a policy of lender’s title insurance, and (B) if such actual policy is delivered to the Custodian not later than the 90th day following the Closing Date or Transfer Date, as the case may be, and (ii) the failure to provide evidence that a Mortgage Loan has been recorded in the appropriate recording office shall not constitute a breach of representation or warranty in respect of such Timeshare Loan if such evidence is provided not later than the 90th day following the Closing Date or Transfer Date, as the case may be; provided, however, that if such policy of lender’s title insurance was delayed because the related original Mortgage (or copy thereof) had not been received from the appropriate recording office by the Custodian prior to the 80th day following the Closing Date or Transfer Date, as the case may be, then such 90-day periods in (i)(A) and (ii) shall be extended to a date 30 days after such receipt.

(b) Optional Repurchase and Substitution of Defaulted Timeshare Loans. On any date, pursuant to the Sale Agreement, the Depositor shall have the option, but not the obligation, to either: (i) repurchase a Defaulted Timeshare Loan from the Issuer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any. The Depositor may irrevocably waive its option to repurchase and/or substitute any Defaulted Timeshare Loan by delivering a waiver letter to the Indenture Trustee in the form of Exhibit C to the Sale Agreement.

(c) Optional Repurchase and Substitution of Upgraded Timeshare Loans. On any date, pursuant to the Sale Agreement, the Depositor shall have the obligation to either (at its option): (i) repurchase an Upgraded Timeshare Loan from the Issuer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for an Upgraded Timeshare Loan and pay the related Substitution Shortfall Amount, if any. The Depositor will use its best efforts to exercise its substitution option with respect to Upgraded Timeshare Loans prior to the exercise of its repurchase option. To the extent that the Depositor has elected to substitute Qualified Substitute Timeshare Loans in exchange for an Upgraded Timeshare Loan, the Depositor will use best efforts to cause each such Qualified Substitute Timeshare Loan to be selected in the following order of priority: (i) the new timeshare loan related to the Upgraded Timeshare Loan to the extent that it is a Qualified Substitute Timeshare Loan and (ii) a Qualified Substitute Timeshare Loan not related to the Upgraded Timeshare Loan.

(d) Limitation on Optional Repurchases and Substitutions of Timeshare Loans. The aggregate Cut-Off Date Loan Balance of Defaulted Timeshare Loans and Upgraded Timeshare Loans that may be repurchased and substituted pursuant to Sections 4.6(b) and 4.6(c) shall be limited on any date to 15% of the Cut-Off Date Loan Balances of all Timeshare Loans, less the aggregate of the Cut-Off Date Loan Balances of all Defaulted Timeshare Loans and Upgraded Timeshare Loans previously repurchased or substituted pursuant to Sections 4.6(b) and 4.6(c); provided, however, that the aggregate Cut-Off Date Loan Balance of Defaulted Timeshare Loans that may be repurchased and substituted pursuant to Section 4.6(b) shall be limited on any date to 10% of the Cut-Off Date Loan Balances of all Timeshare Loans, less the aggregate of the Cut-Off Date Loan Balances of all Defaulted Timeshare Loans previously repurchased or substituted pursuant to Section 4.6(b).

(e) Repurchase Prices and Substitution Shortfall Amounts. The Issuer and the Indenture Trustee shall direct that the Depositor remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts to the Indenture Trustee for deposit in the Collection Account. In the event that more than one Timeshare Loan is substituted pursuant to any of Sections 4.4(a) through 4.4(c) hereof on any Substitution Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Substitution Date.

(f) Schedule of Timeshare Loans. The Issuer shall cause the Depositor to provide the Indenture Trustee on any date on which a Timeshare Loan is repurchased or substituted, with a revised Schedule of Timeshare Loans to the Sale Agreement reflecting the removal of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

(g) Officer’s Certificate. No substitution of a Timeshare Loan shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate from the Depositor indicating that the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian.

(h) Notices to Rating Agencies. At least two (2) Business Days prior to: (i) any Transfer Date on which a Subsequent Timeshare Loan is transferred to the Issuer, or (ii) any date on which a Qualified Substitute Timeshare Loan is substituted for a Defective Timeshare Loan, Defaulted Timeshare Loan or Upgraded Timeshare Loan, the Servicer shall give the Rating Agencies written notice of such transfer or substitution, including a description of such Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan sufficient to enable the Rating Agencies to determine that such Subsequent Timeshare Loan or Qualified Substitute Loan meets the requirements of Section 4.3 or the definition of “Qualified Substitute Timeshare Loan,” as applicable.

SECTION 4.7. Release of Lien.

(a) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan repurchased or substituted pursuant to Section 4.6: (i) in the case of any repurchase, after payment of the Repurchase Price of the Timeshare Loan, or (ii) in the case of any substitution, after payment of the applicable Substitution Shortfall Amount and the delivery of the Timeshare Loan Files for the related Qualified Substitute Timeshare Loan to the Custodian.

(b) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan which has been paid in full.

(c) In connection with (a) and (b) above, the Indenture Trustee will execute and deliver as directed in writing such endorsements and assignments as are provided to it by the Depositor or the Issuer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Depositor the legal and beneficial ownership of each repurchased or substituted Timeshare Loan being released pursuant to this Section 4.7. The Custodian shall release the related Timeshare Loan Files upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit B to the Custodial Agreement.

SECTION 4.8. Appointment of Custodian.

The Indenture Trustee may appoint a Custodian to hold all of the Timeshare Loan Files as agent for the Indenture Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer. The initial Custodian shall be Wells Fargo Bank, National Association, pursuant to the terms of the Custodial Agreement. The Custodial Fees and expenses shall be paid as provided in Section 3.4 hereof.

SECTION 4.9. Sale of Timeshare Loans.

The parties hereto agree that none of the Timeshare Loans in the Trust Estate may be sold or disposed of in any manner except as expressly provided herein.

ARTICLE V.

SERVICING OF TIMESHARE LOANS

SECTION 5.1. Appointment of Servicer; Servicing Standard.

Subject to the terms and conditions herein, the Issuer hereby appoints SFS as the initial Servicer hereunder. The Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with applicable law, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by institutions servicing timeshare loans secured by timeshare estates, or if a higher standard, the highest degree of skill and attention that the Servicer exercises with respect to comparable assets that the Servicer services for itself or its Affiliates (the “Servicing Standard”).

SECTION 5.2. Payments on the Timeshare Loans.

(a) The Servicer shall, in a manner consistent with the Credit and Collection Policy attached hereto as Exhibit H, direct or otherwise cause the Obligors as to all Timeshare Loans (other than Obligors paying by means of credit cards) to mail or deposit by electronic means all Receivables and other payments due thereunder, or to make or credit such payments pursuant to automated clearing house debit and credit payments or credit card processing, payment, remittance and collection agreements, directly to the Servicer’s existing Bank of America centralized collection lockbox account, identified as “Sunterra Centralized Services Co. Collections Clearing Account” and being Account Number 4968246944, Bank of America, Las Vegas, Nevada, ABA #122400724 (the “BOA Account”), or to one or more accounts maintained by the Servicer at the direction of and on terms and conditions approved by the Indenture Trustee, acting with the consent, or at the direction, of the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding (or, if the Indenture Trustee shall have so required pursuant to Section 5.4 (a), to a lockbox account maintained by the Indenture Trustee for the benefit of the Noteholders).

(b) Within one (1) Business Day after receipt of any Receivables or other payments due under the Timeshare Loans in the BOA Account, the Servicer shall determine and segregate such Receivables and other payments from any monies or other items in the BOA Account that do not relate to Receivables or other payments made on the Timeshare Loans, and within one (1) Business Day thereafter the Servicer shall remit such Receivables and other payments to the

Collection Account. The Servicer is not required to remit any Miscellaneous Payments or Processing Charges, to the extent received, to the Collection Account.

(c) If, notwithstanding such instructions as provided in Section 5.2(a), any such Receivables or other payments are delivered to the Depositor, the Servicer or to any other Sunterra Entity (an “Erroneous Payee”), the Depositor shall (or cause the Servicer to) deposit such Receivables or other payments into the Collection Account within two (2) Business Days following the receipt. In the event the Servicer receives any Receivables or other payments directly from or on behalf of any Obligors, the Servicer shall receive all such Receivables and other payments in trust for the sole and exclusive benefit of the Indenture Trustee, and the Servicer shall deliver to the Indenture Trustee for deposit in the Collection Account all such Receivables and other payments (in the form so received by the Servicer) within two (2) Business Days, unless the Indenture Trustee shall have notified the Servicer to deliver such Receivables and other payments elsewhere, in which event such Receivables and other payments (in the form received) shall be endorsed by the Depositor to the Indenture Trustee and delivered o t such account as the Indenture Trustee shall specify within two (2) Business Days of the Servicer’s receipt thereof.

(d) All interest earned on funds received with respect to Timeshare Loans and any Processing Charges deposited in accounts of the Servicer or in the BOA Account prior to deposit to the Collection Account pursuant to Section 5.2(b) shall be deemed to be additional compensation to the Servicer for the performance of its duties and obligations hereunder.

(e) On the Closing Date and each Transfer Date, the Servicer shall deposit to the Collection Account all Receivables and other payments collected and received in respect of the Timeshare Loans (other than the amounts described in Section 5.2(d) above) after the related Cut-Off Date.

(f) Subject to Section 5.2(b), (c) and (d) above and (g) below, within two (2) Business Days of receipt, the Servicer shall segregate all Receivables and other payments in respect of the Timeshare Loans and shall remit such amounts to the Collection Account. In the event that Miscellaneous Payments or Processing Charges are erroneously deposited in the Collection Account, the Indenture Trustee shall pay such funds to the Servicer prior to any distributions under Section 3.4 on the next Payment Date as instructed by the Servicer.

(g) The Servicer shall net out Liquidation Expenses from any Liquidation Proceeds on Defaulted Timeshare Loans prior to deposit of the net Liquidation Proceeds into the Collection Account pursuant to Section 5.2(f). To the extent that the Servicer shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.2(f).

SECTION 5.3. Duties and Responsibilities of the Servicer.

(a) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

(i) perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

(ii) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

(iii) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

(iv) contact Obligors to effect collection and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means, including but not limited to (A) mailing of routine past due notices, (B) preparing and mailing collection letters, (C) contacting delinquent Obligors by telephone to encourage payment, and (D) mailing of reminder notices to delinquent Obligors;

(v) report tax information to Obligors to the extent required by law;

(vi) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to any of the Servicer’s accounts in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;

(vii) in the Servicer’s sole discretion, to exercise the power and authority of the Owner Trustee delegated to the Servicer pursuant to Section 5.7 of the Trust Agreement with respect to Retained Assets, to manage, market, rent and sell any Retained Assets in accordance with Section 5.7 of the Trust Agreement, and to deposit any Retained Asset Proceeds in the Collection Account;

(viii) remarketing Timeshare Interests;

(ix) arranging for Liquidations of Timeshare Properties and Right-to-Use Interests related to Defaulted Timeshare Loans;

(x) disposing of Timeshare Interests related to the Timeshare Loans whether following repossession, foreclosure or otherwise;

(xi) to the extent requested by the Indenture Trustee, use reasonable best efforts to enforce the purchase and substitution obligation of the Depositor under the Sale Agreement;

(xii) not modify, waive or amend the terms of any Timeshare Loan unless a default on such Timeshare Loan has occurred or is imminent or unless such modification, amendment or waiver will not: (i) alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan, (iii) adversely affect the Timeshare Interest underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan will be made when due; provided, however, that the Servicer may make the modifications, amendments or waivers described in clause (i) through (iv) above, so long as such modifications, amendments or waivers are not made with respect to more than 2% of the Mortgage Loans by Aggregate Loan Balance as of the end of the calendar month prior to such modification, amendment or waiver; provided, further, the Servicer may grant an extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (i) such Timeshare Loan is in default or default on such Timeshare Loan is likely to occur in the foreseeable future, and (ii) the value of such Timeshare Loan will be enhanced by such extension, provided that the Servicer will not (a) grant more than one extension per calendar year with respect to a Timeshare Loan, (b) grant an extension for more than one calendar month with respect to a Timeshare Loan in any calendar year or (c) grant an extension that would cause the stated maturity of a Timeshare Loan to be later than 24 months prior to the Stated Maturity; and

(xiii) working with Obligors in connection with any transfer of ownership of a Timeshare Interest by an Obligor to another Person, the Servicer may consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Interest; provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in (xii) above.

(b) In connection with the Servicer’s duties under (vii), (viii), (ix) and (x) of subsection (a) above, the Servicer will undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer sells or markets other Timeshare Interests it or its Affiliates owns.

(c) To the extent that any Timeshare Interest related to a Defaulted Timeshare Loan is not a Retained Asset and is remarketed, or that a Retained Asset is subsequently remarketed or otherwise sold, the Servicer agrees that it shall require that Liquidation Proceeds be in the form of cash only.

SECTION 5.4. Servicer Events of Default.

(a) A “Servicer Event of Default” means the occurrence and continuance of any of the following events:

(i) any failure by the Servicer to make any payment, transfer or deposit on or before the date of such payment, transfer or deposit is required to be made or given under the terms of the Indenture and such failure remains unremedied for three (3) Business Days; provided, however, that if the Servicer is unable to make a payment, transfer or deposit when due and such failure is as a result of circumstances beyond the Servicer’s control, the grace period will be extended to five (5) Business Days;

(ii) any failure by the Servicer to provide any required report within five (5) Business Days of when such report is required to be delivered hereunder;

(iii) any failure by the Servicer to observe or perform in any material respect any covenant or agreement which has a material adverse effect on the Noteholders and such failure is not remedied within 30 days (or, if the Servicer shall provide evidence satisfactory to the Indenture Trustee that such covenant or agreement cannot be remedied in the 30 day period and that it is diligently pursuing a remedy, 60 days) after the earlier of (x) the Servicer first acquiring knowledge thereof, and (y) the Indenture Trustee’s giving written notice thereof to the Servicer;

(iv) any representation or warranty made by the Servicer in this Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not cured within 30 days (or, if the Servicer shall provide evidence satisfactory to the Indenture Trustee that such covenant cannot be cured in the 30 day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Servicer first acquiring knowledge thereof, and (y) the Indenture Trustee’s giving written notice thereof to the Servicer;

(v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vi) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action.

(b) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may, and upon notice from Holders representing at least

66-2/3% of the Outstanding Note Balance of the Notes then Outstanding shall, terminate, on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture.

(c) If any Authorized Officer of the Servicer shall have knowledge of the occurrence of a default by the Servicer hereunder, the Servicer shall promptly notify the Indenture Trustee, the Issuer, the Rating Agencies and the Initial Purchaser, and shall specify in such notice the action, if any, the Servicer is taking in respect of such default. Unless consented to by the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, neither the Issuer nor the Indenture Trustee may waive any Servicer Event of Default.

(d) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee shall direct and the Servicer shall cause to be delivered notices to the Obligors related to the Timeshare Loans instructing such Obligors to remit payments in respect thereof to a lockbox account specified by the Indenture Trustee, such lockbox to be maintained as an Eligible Bank Account for the benefit of the Noteholders. The Indenture Trustee shall cause to be established a lockbox account in accordance with Section 3.1 hereof.

SECTION 5.5. Accountings; Statements and Reports.

(a) Monthly Servicer Report. Not later than each Determination Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Back-Up Servicer, the Rating Agencies and the Initial Purchaser, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit I. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Owner Trustee, the Indenture Trustee or the Initial Purchaser in writing at least five (5) Business Days prior to such Determination Date. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit J, certifying the accuracy of the computations reflected in such Monthly Servicer Report.

(b) Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Rating Agencies and the Initial Purchaser, an Officer’s Certificate on or before December 31 of each year commencing in 2004: (i) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Indenture during such period has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Indenture, and either (A) stating that based on such review no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof, and (ii) describing in reasonable detail to his knowledge any occurrence in respect of any Timeshare Loan which would be of adverse significance to a Person owning such Timeshare Loan.

(c) Annual Accountants’ Reports. On or before December 31 of each year commencing in 2004, the Servicer shall:

(i) cause a firm of independent public accountants to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Owner Trustee, the Indenture Trustee, the Rating Agencies and the Initial Purchaser), to the effect that such firm has performed certain procedures with respect to the Servicer’s servicing controls and procedures for the previous calendar year and that, on the basis of such firms’ procedures, conducted substantially in compliance with standards established by the American Institute of Certified Public Accountants, nothing has come to the attention of such firm indicating that the Servicer has not complied with the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America (“USAP”), except for such significant exceptions or errors that, in the opinion of such firm, it is required to report;

(ii) cause a firm of independent public accountants to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Initial Purchaser, to the effect that such firm has (A) read this Indenture, (B) has performed certain procedures, in accordance with USAP, with respect to the records and calculations set forth in the Monthly Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Timeshare Loans and the reporting requirements with respect thereto and (C) on the basis of such firm’s procedures, certifies that except for such exceptions as such firm shall believe immaterial and such other exceptions as shall be set forth in such statement, (1) the information set forth in such Monthly Servicer Reports was correct; and (2) the servicing and reporting requirements have been conducted in compliance with this Indenture; and

(iii) cause a firm of independent public accountants to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Initial Purchaser, to the effect that such firm has, using a sample of Timeshare Loans, confirmed that (A) charge-offs have been made in accordance with the policies of the Servicer and in accordance with the Transaction Documents, (B) current Outstanding Loan Balances are accurate, (C) remittances to the Trust Accounts are timely and accurate, (D) any automated clearing house debits have been made properly, and (E) the data from the Monthly Servicer Reports agree with data in the Servicer’s systems.

In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 5.05(c), the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(d) Report on Proceedings and Servicer Event of Default. (i) Promptly upon the Servicer’s becoming aware of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and subsidiaries, as a whole, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice to the Issuer, the Indenture Trustee, the Rating Agencies and the Initial Purchaser describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

SECTION 5.6. Records.

The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute property of the Trust Estate) at the address specified in Section 13.2 or, upon 15 days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located, and shall give the Issuer and the Indenture Trustee or their authorized agents access to all such information at all reasonable times, upon 72 hours’ written notice.

SECTION 5.7. Fidelity Bond.

The Servicer shall maintain or cause to be maintained a fidelity bond with respect to the Servicer in such form and amount as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors. Any such fidelity bond shall be maintained in a form and amount that would meet the requirements of prudent institutional loan servicers. No provision of this Section 5.7 requiring such fidelity bond shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer. Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond. Any such fidelity bond shall not be canceled or reduced without ten (10) days’ prior written notice to the Indenture Trustee.

SECTION 5.8. Merger or Consolidation of the Servicer.

(a) The Servicer shall promptly provide written notice to the Indenture Trustee and the Rating Agencies of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this Indenture.

(b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the

Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Indenture Trustee (A) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Noteholders, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and (B) an Opinion of Counsel as to the enforceability of such agreement; provided, further, that the Rating Agencies shall have confirmed that such action will not result in a downgrade or withdrawal of any rating assigned to a Class of Notes.

SECTION 5.9. Sub-Servicing.

(a) The Servicer may enter into one or more subservicing agreements with a subservicer, and for so long as SFS is the Servicer, any such subservicer must be reasonably acceptable to Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. Any subservicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture. The Servicer will be responsible for compliance with the Fair Debt Collection Practices Act and any other applicable laws, rules or regulations by any entity to which the Servicer delegates its duties. The Servicer shall be solely responsible for any subservicing fees.

(b) Notwithstanding any subservicing agreement, the Servicer (and the Successor Servicer if it is acting as such pursuant to Section 5.16) shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture without diminution of such obligation or liability by virtue of such subservicing agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.

SECTION 5.10. Servicer Resignation.

The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (a) the successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder, and (b) the Indenture Trustee shall have received confirmation from the Rating Agencies that such action will not result in a downgrade or withdrawal of any of the ratings assigned to the Notes. Upon such resignation, the Servicer shall comply with Section 5.4(b) hereunder.

SECTION 5.11. Fees and Expenses.

As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Section 3.4, the Servicing Fee and as additional compensation, the amounts described in Section 5.2(b). Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

SECTION 5.12. Access to Certain Documentation.

Upon five (5) Business Days’ prior written notice, the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee or any Noteholder of the most senior Class of Notes then Outstanding and, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer, the Indenture Trustee or such Noteholder and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit such Issuer, Indenture Trustee or any Noteholder of the most senior Class of Notes then Outstanding or its agents or representatives, as the case may be, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Nothing in this Section 5.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.

SECTION 5.13. No Offset.

Prior to the termination of this Indenture, the obligations of Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee or any Noteholder, whether in respect of this Indenture, any Timeshare Loan or otherwise.

SECTION 5.14. Cooperation.

The Indenture Trustee agrees to cooperate with the Servicer in connection with the Servicer’s preparation of the Monthly Servicer Report, including without limitation, providing account balances of Trust Accounts and notification of the Events of Default or Trigger Events and other information of which the Indenture Trustee has knowledge which may affect the Monthly Servicer Report.

SECTION 5.15. Indemnification, Third Party Claim.

The Servicer agrees to indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Custodian and the Noteholders (collectively, the “Indemnified Parties”) from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain (collectively, the “Indemnified Amounts”) because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture. The Servicer shall immediately notify the Issuer and the Indenture Trustee if it has knowledge or should have knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, assume, with the consent of the Indenture Trustee, the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.

SECTION 5.16. Back-Up Servicer and Successor Servicer.

(a) Subject to the terms and conditions herein, the Issuer hereby appoints Wells Fargo Bank, National Association as the initial Back-Up Servicer hereunder. The Back-Up Servicer shall perform all of its duties hereunder in accordance with applicable law, the terms of this Indenture, the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by the Back-Up Servicer with respect to comparable assets that the Back-Up Servicer services for itself or other Persons. The Back-Up Servicer shall be compensated for its services hereunder by the Back-Up Servicing Fee.

(b) On each Determination Date (unless otherwise requested more frequently by the Indenture Trustee), the Servicer shall prepare and deliver to the Back-Up Servicer: (i) a copy of the Monthly Servicer Report and all other reports and notices, if any, delivered to the Issuer and the Indenture Trustee (collectively, the “Monthly Reports”); (ii) a computer file or files stored on diskette, magnetic tape or provided electronically, prepared in accordance with the record layout for data conversion attached hereto as Exhibit K and made a part hereof (the “Tape(s)”); and (iii) a computer file or files stored on diskette, magnetic tape or provided electronically containing cumulative payment history for the Timeshare Loans, including servicing collection notes (the “Collection Reports”). The Tape(s) shall contain (y) all information with respect to the Timeshare Loans as of the close of business on the last day of the Due Period necessary to store the appropriate data in the Back-Up Servicer’s system from which the Back-Up Servicer will be capable of preparing a daily trial balance relating to the data and (z) an initial trial balance showing balances of the Timeshare Loans as of the last business day corresponding to the date of the Tape(s) (the “Initial Trial Balance”). The Back-Up Servicer shall have no obligations as to the Collection Reports other than to insure that they are able to be opened and read. The Servicer shall give prompt written notice to the Indenture Trustee, the Back-Up Servicer and the Rating Agencies of any modifications in the Servicer’s servicing systems.

(c) The Back-Up Servicer shall use the Tape(s) and Initial Trial Balance to ensure that the Monthly Reports are complete on their face and the following items in such Monthly Reports have been accurately calculated, if applicable, and reported: (i) the Aggregate Loan Balance, (ii) the Aggregate Outstanding Note Balance, (iii) the payments to be made pursuant to Section 3.4 hereof, (iv) the Default Level, (v) the Default Threshold, (vi) the Delinquency Level and (vii) the Reserve Account Required Balance.

(d) Other than the duties specifically set forth in this Indenture and those additional standard reports or services the Servicer or the Indenture Trustee may request of the Back-Up Servicer from time to time, the Back-Up Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Back-Up Servicer shall have no liability for any action taken or omitted to be taken by the Servicer.

(e) From and after the receipt by the Servicer of a written termination notice pursuant to Section 5.4(a) or the resignation of the Servicer pursuant to Section 5.10, and upon written notice thereof to the Back-Up Servicer from the Indenture Trustee, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall pass to and be vested in the Back-Up Servicer, as the Successor Servicer, on the Assumption Date (as defined in Section 5.16(f)).

(f) The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Successor Servicer in such transfer of the Servicer’s duties and obligations pursuant to Section 5.16(e). The Servicer agrees that it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Successor Servicer (with costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Successor Servicer to assume the Servicer’s duties and obligations hereunder, and shall cooperate with the Successor Servicer in effecting the assumption by the Successor Servicer of the Servicer’s obligations hereunder, including, without limitation, the transfer within two (2) Business Days to the Successor Servicer for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination). If the Servicer fails to undertake such action as is reasonably necessary to effectuate such transfer of its duties and obligations, the Indenture Trustee, or the Successor Servicer if so directed by the Indenture Trustee, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. Promptly after receipt by the Successor Servicer of such documents and records, the Successor Servicer will commence the performance of such servicing duties and obligations as successor Servicer in accordance with the terms and conditions of this Indenture (such date, the “Assumption Date”), and from and after the Assumption Date the Successor Servicer shall receive the Servicing Fee and agrees to and shall be bound by all of the provisions of this Article V and any other provisions of this Indenture relating to the duties and obligations of the Servicer, except as otherwise specifically provided herein.

(i) Notwithstanding anything contained in this Indenture to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, the Successor Servicer shall, with the prior consent of the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.

(ii) The Successor Servicer shall have: (A) no liability with respect to any obligation which was required to be performed by the terminated or resigned Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated or resigned Servicer, (B) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (C) no obligation to pay any taxes required to be paid by the Servicer, (D) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (E) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

(g) In the event that Wells Fargo Bank, National Association as the initial Back-Up Servicer is terminated for any reason, or fails or is unable to act as Back-Up Servicer and/or as Successor Servicer, the Indenture Trustee may enter into a back-up servicing agreement with a back-up servicer, and may appoint a successor servicer to act under this Indenture, in either event on such terms and conditions as are provided herein as to the Back-Up Servicer or the Successor Servicer, as applicable, or on such other terms and conditions as may be reasonably acceptable to Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding.

SECTION 5.17. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that SFS is executing this Indenture solely as Servicer and SFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer. It is expressly understood and agreed by the parties hereto that Wells Fargo Bank, National Association, other than in its capacity as Indenture Trustee, is executing this Indenture solely as Custodian and Back-Up Servicer, and Wells Fargo Bank, National Association undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Custodian, the Back-Up Servicer, the Back-Up Servicer as Successor Servicer, and the Indenture Trustee, as the case may be.

SECTION 5.18. St. Maarten Notice.

Within 45 days of the Closing Date (with respect to the Initial Timeshare Loans) or any Transfer Date (with respect to a Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan), as the case may be, the Servicer shall give notice to each Obligor under a Timeshare Loan with respect to any Resort in the country of St. Maarten that such Timeshare Loan has been transferred and assigned to the Indenture Trustee, in trust, for the benefit of the Noteholders. Such notice may include any notice or notices that the Issuer’s predecessors in title to the Timeshare Loan may give to the same Obligor with respect to any transfers and assignments of the Timeshare Loan by such predecessors. Such notice shall be in the form attached hereto as Exhibit L, as the same may be amended, revised or substituted by the Indenture Trustee and the Servicer from time to time.

ARTICLE VI.

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1. Events of Default.

“Event of Default” wherever used herein with respect to Notes, means any one of the following:

(a) default in the making of payments in respect of any Note when such become due and payable, and continuance of such default for five (5) Business Days;

(b) default in the payment of any remaining principal on the Notes on the Stated Maturity;

(c) a non-monetary default in the performance, or breach, of any covenant of the Issuer in this Indenture (other than a covenant dealing with a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section 6.1), the continuance of such default or breach for a period of 30 days (or, if the Issuer shall provide evidence satisfactory to the Indenture Trustee that such covenant cannot be cured in the 30 day period and that it is diligently pursuing a cure, 60 days) after the earlier of (i) the Issuer first acquiring knowledge thereof, and (ii) the Indenture Trustee’s giving written notice thereof to the Issuer; provided, however, that if such default or breach is in respect of the negative covenants contained in Section 8.6(a)(i) or (ii), there shall be no grace period whatsoever; or

(d) if any representation or warranty of the Issuer made in this Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Issuer shall provide evidence satisfactory to the Indenture Trustee that such representation or warranty cannot be cured in the 30 day period and that it is diligently pursuing a cure, 60 days) after the earlier of (i) the Issuer first acquiring knowledge thereof, and (ii) the Indenture Trustee’s giving written notice thereof to the Issuer; or

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action, or

(g) the Issuer becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended;

(h) failure by the Depositor to repurchase or provide Qualified Substitute Timeshare Loans for any Defective Timeshare Loans as provided in Section 4.6(a) of the Indenture; or

(i) the impairment of the validity of any security interest of the Indenture Trustee in the Trust Estate in any material respect, except as expressly permitted hereunder, or the creation of any material encumbrance on all or any portion of the Trust Estate not otherwise permitted, which is not stayed or released within ten (10) days of the Issuer having knowledge of its creation.

A Servicer Event of Default shall not constitute an Event of Default hereunder.

SECTION 6.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default of the kind specified in Section 6.1(d) or Section 6.1(e) occurs, each Class of Notes shall automatically become due and payable at its Outstanding Note Balance together with all accrued and unpaid interest thereon. If an Event of Default (other than an Event of Default of the kind described in the preceding sentence) shall occur and is continuing, the Indenture Trustee shall, upon notice from Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, declare each Class of Notes to be immediately due and payable at its Outstanding Note Balance together with all accrued and unpaid interest thereon. Upon any such declaration or automatic acceleration, the Outstanding Note Balance of each Class of Notes together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to the Rating Agencies.

(b) At any time after such a declaration of acceleration has been made, or after such acceleration has automatically become effective and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all principal due on each Class of Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the applicable Note Rate,

(B) all interest due with respect to each Class of Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the applicable Note Rate, and

(C) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee and the Servicer, its agents and counsel;

and

(ii) all Events of Default with respect to the Notes, other than the non-payment of the Outstanding Note Balance of each Class of Notes which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.3. Remedies.

(a) If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall immediately give notice to each Noteholder as set forth in Section 7.2 and shall solicit such Noteholders for advice. The Indenture Trustee shall then take such action as so directed by the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding subject to the provisions of this Indenture.

(b) Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to subsection (d) below. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.

(c) (i) If an Event of Default specified in Section 6.1(a) occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the Aggregate Outstanding Note Balance and interest remaining unpaid with respect to the Notes.

(ii) If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion, and at the instruction of the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Rating Agencies, the Servicer and the Noteholders of any such action.

(d) If the Indenture Trustee shall have received instructions within 45 days from the date notice pursuant to Section 6.3(a) is first given from Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, to the effect that such Persons approve of or request the liquidation of the Timeshare Loans or upon an Event of Default set forth in Section 6.1(d) or (e) the Indenture Trustee shall to the extent lawful promptly sell, dispose of or otherwise liquidate the Timeshare Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids; provided, however, that, upon an Event of Default set forth in Section 6.1(d) or (e), Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding may notify the Indenture Trustee that such liquidation shall not occur. The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

SECTION 6.4. Indenture Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, or any other obligor upon the Notes, or the property of the Issuer, or such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.6.

(b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.5. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and pursuant to the priorities contemplated by Section 3.4.

SECTION 6.6. Allocation of Money Collected.

If the Notes have been declared, have automatically become, or otherwise become due and payable following an Event of Default and such declaration or automatic acceleration has not been rescinded or annulled, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including without limitation the amounts on deposit in the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account, shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, without presentment of any Notes:

(i) to the Indenture Trustee, the Custodian and the Back-Up Servicer, ratably based on their respective entitlements, any unpaid amounts due under the Indenture;

(ii) to the Owner Trustee, any unpaid amounts owed to the Owner Trustee;

(iii) to the Administrator, any unpaid Administrator fees;

(iv) to the Servicer, any unpaid Servicing Fees;

(v) to the Class A Noteholders, the Class A Interest Distribution Amount;

(vi) to the Class A Noteholders, all remaining amounts until the Outstanding Note Balance of the Class A Notes is reduced to zero and all Note Balance Write-Down Amounts applied to the Class A Notes have been reimbursed with interest at the related Note Rate;

(vii) to the Class B Noteholders, the Class B Interest Distribution Amount;

(viii) to the Class B Noteholders, all remaining amounts until the Outstanding Note Balance of the Class B Notes is reduced to zero and all Note Balance Write-Down Amounts applied to the Class B Notes have been reimbursed with interest at the related Note Rate;

(ix) to the Class C Noteholders, the Class C Interest Distribution Amount;

(x) to the Class C Noteholders, all remaining amounts until the Outstanding Note Balance of the Class C Notes is reduced to zero and all Note Balance Write-Down Amounts applied to the Class C Notes have been reimbursed with interest at the related Note Rate;

(xi) to the Class D Noteholders, the Class D Interest Distribution Amount;

(xii) to the Class D Noteholders, all remaining amounts until the Outstanding Note Balance of the Class D Notes is reduced to zero and all Note Balance Write-Down Amounts applied to the Class D Notes have been reimbursed with interest at the related Note Rate;

(xiii) to the Owner Trustee for distribution to the owners of the beneficial interests in the Issuer, any remaining amounts.

Notwithstanding the foregoing paragraph, if the Notes have become due and payable following an Event of Default specified in Sections 6.1(d) or (e) and the Indenture Trustee shall not have effected a sale of the assets pursuant to Section 6.16 comprising the Trust Estate, any money collected by the Indenture Trustee in respect of the Trust Estate shall be applied in accordance with the priorities specified in Section 3.4.

SECTION 6.7. Limitation on Suits.

No Noteholder, solely by virtue of its status as Noteholder, shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless the Holders of Notes evidencing not less than 25% of the Outstanding Note Balance of Notes of each Class of Notes then Outstanding shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Indenture Trustee during such 60-day period by Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 6.7, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.8. Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note as such payments of principal and interest become due, including the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder.

SECTION 6.9. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.5(f), no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 6.12. Control by Noteholders.

Except as may otherwise be provided in this Indenture, until such time as the conditions specified in Sections 11.1(a)(i) and (ii) have been satisfied in full, the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Notes. Notwithstanding the foregoing:

(i) no such direction shall be in conflict with any rule of law or with this Indenture;

(ii) the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and

(iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to each Noteholder.

SECTION 6.13. Waiver of Events of Default.

(a) The Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding may, by one or more instruments in writing, waive any Event of Default on behalf of all Noteholders hereunder and its consequences, except a continuing Event of Default:

(i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

(ii) in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected (which only may be waived by the Holders of all Outstanding Notes affected).

(b) A copy of each waiver pursuant to Section 6.13(a) shall be furnished by the Issuer to the Indenture Trustee, each Noteholder and each of the Rating Agencies. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs.

All parties to this Indenture agree (and each Holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity as applicable.

SECTION 6.15. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.16. Sale of Trust Estate.

(a) The power to effect any sale of any portion of the Trust Estate pursuant to Section 6.3 shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate so allocated shall have been sold or all amounts payable on the Notes shall have been paid. The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12, postpone any public sale by public announcement made at the time and place of such sale.

(b) To the extent permitted by applicable law, the Indenture Trustee shall not sell to a third party the Trust Estate, or any portion thereof except as permitted under Section 6.3(d).

(c) In connection with a sale of all or any portion of the Trust Estate:

(i) any one or more Noteholders or the owners of the beneficial interests in the Issuer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring its interest without representation or warranty and without recourse in any portion of the Trust Estate in connection with a sale thereof,

(iii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v) The method, manner, time, place and terms of any, sale of all or any portion of the Trust Estate shall be commercially reasonable.

ARTICLE VII.

THE INDENTURE TRUSTEE

SECTION 7.1. Certain Duties.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee (including, without limitation, the duties referred to in Article V hereof during the continuance of a Servicer Event of Default, or a Servicer Event of Default resulting in the appointment of the Indenture Trustee as successor Servicer pursuant to Article V hereof).

(b) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, provided however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.

(c) In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Indenture Trustee as successor Servicer) has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.2.

(d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.1(e) shall not be construed to limit the effect of Section 7.1(a) and (b);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Section 6.2(a), relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.1.

(g) The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans.

(h) Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.2. Notice of Events of Default and Trigger Events.

The Indenture Trustee shall promptly (but in any event within three (3) Business Days notify the Issuer, the Servicer, the Rating Agencies and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes a Trigger Event, an Event of Default or a Servicer Event of Default or would constitute a Trigger Event, an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both, provided, however, that this Section 7.2 shall not limit the obligations of the Indenture Trustee to provide notices expressly required by this Indenture.

SECTION 7.3. Certain Matters Affecting the Indenture Trustee.

Subject to the provisions of Section 7.1:

(a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;

(c) Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Opinion of Counsel;

(d) The Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e) Prior to the occurrence of a Trigger Event, an Event of Default, or a Servicer Event of Default, or after the curing of all Trigger Events, Events of Default or Servicer Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by Noteholders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

(f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Indenture Trustee) and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and

(g) Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.4. Indenture Trustee Not Liable for Notes or Timeshare Loans.

(a) The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans to the Trust Estate.

(b) The Indenture Trustee shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Trust Estate or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Issuer or the Servicer with any covenant or the breach by the Issuer or the Servicer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Issuer, the Servicer or any Obligor; or any action of the Servicer or the Servicer taken in the name of the Indenture Trustee.

(c) If the Indenture Trustee acts as successor Servicer hereunder, it shall be entitled to the protections of Section 7.4(b).

SECTION 7.5. Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee.

SECTION 7.6. Indenture Trustee’s Fees and Expenses.

On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of Indenture Trustee Expenses in the priority provided in Section 3.4 hereof.

SECTION 7.7. Eligibility Requirements for Indenture Trustee.

Other than the initial Indenture Trustee, the Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, national banking association or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “A2” from Moody’s, “A” from S&P or “A” from Fitch and (e) shall be acceptable to Noteholders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding. If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.8.

SECTION 7.8. Resignation or Removal of Indenture Trustee.

(a) The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer, the Issuer, the Noteholders and each of the Rating Agencies. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Noteholders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding within 30 days after prior written notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the successor Indenture Trustee and the predecessor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.7 and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer or Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding may direct, and the Servicer shall follow such direction and remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, within 30 days after prior written notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Noteholders, the Rating Agencies, the successor Indenture Trustee and the predecessor Indenture Trustee.

(c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.9.

SECTION 7.9. Successor Indenture Trustee.

(a) Any successor Indenture Trustee appointed as provided in Section 7.8 shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.

(b) In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust Estate hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c) No successor Indenture Trustee shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.7.

(d) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.

SECTION 7.10. Merger or Consolidation of Indenture Trustee.

Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided, however, such corporation shall be eligible under the provisions of Section 7.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.11. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) At anytime or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture

Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture.

(b) The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.

(d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

(e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(f) Upon either the appointment of a separate trustee or co-trustee, or the removal of a separate trustee or co-trustee, the Indenture Trustee shall give prompt notice of such action by written instrument to each of the Issuer, the Servicer, the Noteholders and the Rating Agencies.

(g) Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

SECTION 7.12. Note Registrar Rights.

So long as the Indenture Trustee is the Note Registrar, the Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in Article VII to the same extent and as fully as though named in place of the Indenture Trustee.

SECTION 7.13. Authorization.

The Indenture Trustee is hereby authorized to enter into and perform each of the Transaction Documents and the Depository Agreement.

ARTICLE VIII.

COVENANTS

SECTION 8.1. Payment of Principal and Interest.

The Issuer will cause the due and punctual payment of the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 8.2. Maintenance of Office or Agency; Chief. Executive Office.

The Issuer will maintain an office or agency in the State of Delaware at the Corporate Trust Office of the Owner Trustee, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

SECTION 8.3. Money for Payments to Noteholders to be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Section 3.4 or Section 6.6 shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 8.3, in Section 3.4 or Section 6.6.

(b) In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c) Except as required by applicable law, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for three years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.

SECTION 8.4. Existence; Merger; Consolidation, etc.

(a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign statutory trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.

(b) The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, (iii) all requisite and appropriate formalities (including without limitation all appropriate authorizations required by the Trust Agreement) in the management of its business and affairs and the conduct of the transactions contemplated hereby, and (iv) the provisions of the Trust Agreement.

(c) The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

SECTION 8.5. Protection of Trust Estate; Further Assurances.

The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(i) Grant more effectively the assets comprising all or any portion of the Trust Estate;

(ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

(iii) publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Trust Estate; provided, however, that the Issuer shall not be required to cause the recordation of the Indenture Trustee’s name as lienholder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;

(iv) enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Issuer will not cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Property not in compliance with applicable environmental statutes); and

(v) preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.

The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or assignment of Mortgage required pursuant to this Section 8.5; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Issuer to comply with the provisions of this Section 8.5.

SECTION 8.6. Additional Covenants.

(a) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) (A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof other than the lien of this Indenture, or (C) except as otherwise contemplated in this Indenture, permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv) take any other action or fail to take any actions which may cause the Issuer to be taxable as (A) an association pursuant to Section 7701 of the Code and the corresponding regulations, (B) a publicly traded partnership taxable as a corporation pursuant to the Section 7704 of the Code and the corresponding regulations or (C) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

(b) Notice of Events of Default and Trigger Events. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a Servicer Event of Default or a Trigger Event, the Issuer shall deliver to the Indenture Trustee and each of the Rating Agencies a written notice describing its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.

(c) Report on Proceedings. Promptly upon the Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer, the Issuer shall deliver to the Indenture Trustee and each of the Rating Agencies a written notice specifying the nature of such investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits.

SECTION 8.7. Taxes.

The Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Issuer shall be disregarded for federal income tax purposes.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

SECTION 9.1. Supplemental Indentures without Consent of Noteholders.

(a) The Issuer, by an Issuer Order, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, without the consent of any Noteholder, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture; provided that such action pursuant to this clause (i) shall not adversely affect the interests of the Noteholders in any material respect; or

(ii) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 7.9; or

(iii) to conform the provisions of this Indenture to the Offering Circular; or

(iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or with the Offering Circular, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (iv) shall not adversely affect the interests of the Holders of Notes in any material respect.

(b) The Indenture Trustee shall promptly deliver, at least five Business Days prior to the effectiveness thereof, to each Noteholder and the Rating Agencies a copy of any supplemental indenture entered into pursuant to this Section 9.1.

(c) A supplemental indenture shall be deemed not to adversely affect in any material respect any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that such supplemental indenture will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Notes (and any Opinion of Counsel requested by the Indenture Trustee in connection with any such supplemental indenture may rely expressly on such confirmation as the basis therefor).

SECTION 9.2. Supplemental Indentures with Consent of Noteholders.

(a) With the consent of the Holders representing not less than 51% of the then Outstanding Note Balance of each Class of Notes then Outstanding and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, by a Issuer Order, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(i) change the Stated Maturity of any Note or the amount of principal payments or interest payments due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

(ii) reduce the percentage of the Outstanding Note Balance of the Notes, the consent of whose Noteholders is required for any such supplemental indenture, for any waiver of compliance with provisions of this Indenture or Events of Default and their consequences, provided for in this Indenture;

(iii) modify any of the provisions of this Section 9.2 except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of 100% of the Outstanding Note Balance of each Class of Notes affected thereby;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or

(v) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the lien of this Indenture;

provided, however, no such supplemental indenture may modify or change any terms whatsoever of the Indenture that could be construed as increasing the Issuer’s or the Servicer’s discretion hereunder.

(b) The Indenture Trustee shall promptly deliver to the Rating Agencies a copy of any supplemental indenture entered into pursuant to Section 9.2(a).

SECTION 9.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture (a) pursuant to Section 9.1 of this Indenture or (b) pursuant to Section 9.2 without the consent of each Holder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.1) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.

SECTION 9.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X.

REDEMPTION OF NOTES

SECTION 10.1. Optional Redemption; Election to Redeem.

The Servicer, or if SFS is not the Servicer, the Issuer, will have the option to redeem all, but not less than all of the Notes and thereby cause the early repayment of the Notes on any date after the Optional Redemption Date.

SECTION 10.2. Notice to Indenture Trustee.

The Servicer or the Issuer shall give written notice of its intention to redeem the Notes to the Indenture Trustee at least 30 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Indenture Trustee).

SECTION 10.3. Notice of Redemption by the Servicer or the Issuer.

Notices of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Noteholder, at its address in the Note Register, and the Rating Agencies. All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price; (c) that on the Redemption Date, the Redemption Price will become due and payable upon each Note, and that interest thereon shall cease to accrue if payment is made on the Redemption Date, and (iv) the office of the Indenture Trustee where the Notes are to be surrendered for payment of the Redemption Price. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.4. Deposit of Redemption Price.

On the Business Day immediately preceding the Redemption Date, the Servicer or the Issuer shall deposit with the Indenture Trustee in the Collection Account an amount equal to the Redemption Price (less any portion of such payment to be made from monies in the Collection Account after the payment of all fees, expenses and other reimbursable amounts owing to the Indenture Trustee,, the Back-Up Servicer, the Owner Trustee and the Servicer).

SECTION 10.5. Notes Payable on Redemption Date.

Notice of redemption having been given as provided in Section 10.3 and deposit of the Redemption Price with the Indenture Trustee having been done as provided in Section 10.4, the Notes shall on the Redemption Date, become due and payable at the Redemption Price and on such Redemption Date such Notes shall cease to bear interest. The Noteholders shall be paid the Redemption Price by the Indenture Trustee on behalf of the Servicer or the Issuer upon presentment and surrender of their Notes at the office of the Indenture Trustee. If the Servicer of the Issuer shall have failed to deposit the Redemption Price with the Indenture Trustee, the principal and interest with respect to each Class of Notes shall, until paid, bear interest at their respective Note Rate. The failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

ARTICLE XI.

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) 100 days shall have elapsed since either:

(A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.3(c)) have been delivered to the Indenture Trustee for cancellation; or

(B) the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof,

(ii) the Issuer and the Servicer have paid or caused to be paid all other sums payable hereunder by the Issuer and the Servicer for the benefit of the Noteholders and the Indenture Trustee; and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

At such time, the Indenture Trustee shall deliver to the Issuer all cash, securities and other property held by it as part of the Trust Estate other than funds deposited with the Indenture Trustee pursuant to Section 11.1(a)(i), for the payment and discharge of the Notes.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.6 and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.1(a)(i), the obligations of the Indenture Trustee under Section 11.2 and Section 8.3(c) shall survive.

SECTION 11.2. Application of Trust Money.

Subject to the provisions of Section 8.3(c), all money deposited with the Indenture Trustee pursuant to Sections 11.1 and 8.3 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

SECTION 11.3. Trust Termination Date.

Upon the full application of (a) moneys deposited pursuant to this Article XI or (b) proceeds of the Timeshare Loans pursuant to Sections 3.4 or 6.6, the Trust Estate created by this Indenture shall be deemed to have terminated.

ARTICLE XII.

REPRESENTATIONS AND WARRANTIES

SECTION 12.1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Indenture Trustee, the Servicer, the Back-Up Servicer and the Noteholders, as of the Closing Date and on each day until the discharge of this Indenture, as follows:

(a) Organization and Good Standing. The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the Transaction Documents and to perform the transactions contemplated hereby and thereby;

(b) Binding Obligation. This Indenture and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;

(c) No Consent Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

(d) No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of trust, the trust agreement of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture);

(e) No Proceedings. There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of this Indenture or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Indenture or any of the Transaction Documents;

(f) Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the Transaction Documents;

(g) Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized, and when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to an paid for by each Holder as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.

(h) Location of Principal Place of Business and Records. The principal place of business of the Issuer, and the office where the Issuer maintains all of its records is located at c/o U.S. Bank Trust National Association, as Owner Trustee, 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801.

(i) Enforceability of Transaction Documents. Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms.

(j) Accuracy of Information. The representations and warranties of the Issuer in the Transaction Documents are true and correct in all material respects as of the Closing Date and, except for representations and warranties expressly made as of a different date, each Transfer Date.

(k) Special Purpose. The Issuer shall engage in no business, and take no actions, with respect to any other transaction than the transactions contemplated by the Transaction Documents and will otherwise maintain its existence separate from the Depositor and all other entities as provided in its organizational documents.

SECTION 12.2. Representations and Warranties of the Initial Servicer.

The initial Servicer hereby represents and warrants as of the Closing Date, the following:

(a) Organization and Authority. The Servicer:

(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

(iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities (including its activities as Servicer hereunder) makes such filings, franchises, licenses, permits or registrations necessary.

(b) Place of Business. The address of the principal place of business and chief executive office of the Servicer is 3865 W. Cheyenne Avenue, North Las Vegas, Nevada 89032 and there have been no other such locations during the immediately preceding four months.

(c) Compliance with Other Instruments, etc. The Servicer is not in violation of any term of its certificate of incorporation and by-laws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.

(d) Compliance with Law. The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The policies and procedures set forth in the Credit and Collection Policies are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

(e) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Servicer’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f) Taxes. It has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith.

(g) Transactions in Ordinary Course. The transactions contemplated by this Indenture are in the ordinary course of business of the Servicer.

(h) Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Proceedings. The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j) Defaults. The Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder. and to the Servicer’s knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k) Insolvency. The Servicer is solvent. Prior to the date hereof; the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.

(l) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.

(m) Name. The legal name of the Servicer is as set forth in the signature page of this Indenture and the Servicer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(n) Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Servicer as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Indenture, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

SECTION 12.3. Representations and Warranties of the Indenture Trustee and Back-Up Servicer.

The Indenture Trustee and Back-Up Servicer each hereby represent and warrant as of the Closing Date, the following:

(a) The Indenture Trustee and Back-Up Servicer is each a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b) The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party by the Indenture Trustee or Back-Up Servicer, as applicable, will not violate the Indenture Trustee’s or Back-Up Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(d) The Back-Up Servicer has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(e) This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each of the Indenture Trustee and the Back-Up Servicer, enforceable against the Indenture Trustee and the Back-Up Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(f) Neither the Indenture Trustee nor the Back-Up Servicer is in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s and Back-Up Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee or the Back-Up Servicer, as applicable, to perform its obligations under any Transaction Document to which it is a party.

(g) No litigation is pending or, to the best of the Indenture Trustee’s and Back-Up Servicer’s knowledge, threatened against the Indenture Trustee or the Back-Up Servicer that, if determined adversely to the Indenture Trustee or Back-Up Servicer, would prohibit the Indenture Trustee or Back-Up Servicer, as applicable, from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s and Back-Up Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee or Back-Up Servicer to perform its obligations under any Transaction Document to which it is a party.

(h) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee or the Back-Up Servicer of or compliance by the Indenture Trustee or the Back-Up Servicer with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

SECTION 12.4. Multiple Roles.

The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of the Indenture Trustee, the Custodian, the Back-Up Servicer and the Successor Servicer. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.1. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.2     Notices.

(a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile transmission, followed by delivery of original documentation within one (1) Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:

If to the Issuer:

Sunterra Owner Trust 2004-1

c/o U.S. Bank Trust National Association

300 Delaware Avenue, Suite 813

Wilmington, Delaware 19801

Attention: [Corporate Trust]

With a copy to:

U.S. Bank Trust National Association

60 Livingston Avenue

St. Paul, Minnesota

Attention: Structured Finance/

Sunterra Owner Trust 2004-1

Facsimile Number:

Telephone Number:

If to the Servicer:

Sunterra Financial Services, Inc.

3865 W. Cheyenne Avenue

North Las Vegas, Nevada 89032

Attention: General Counsel

With a copy to:

Sunterra Corporation

3865 W. Cheyenne Avenue

North Las Vegas, Nevada 89032

Attention: General Counsel

If to the Indenture Trustee, Custodian or Back-Up Servicer:

Wells Fargo Bank, National Association

MAC N9311-161

Sixth & Marquette

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administration

Facsimile Number: (612) 667-3539

Telephone Number: (612) 667-8058

If to the Rating Agencies:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Attention: Residential Mortgage Pass-Through Surveillance Group

Standard and Poor’s Rating Services

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: ABS Surveillance Group – New Assets

Servicer_reports@sandp.com

Fitch Ratings

Attn: Timeshare Portfolio Analytics

55 E. Monroe Street

Suite 3500

Chicago, Illinois 60603

Telephone Number: (312) 368-3100

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b) All communications and notices pursuant hereto to a Noteholder shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register. The Indenture Trustee agrees to deliver or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents. Unless otherwise provided herein, the Indenture Trustee may consent to any requests received under such documents or, at its option, follow the directions of Holders representing at least 51% of the Outstanding Note Balance of each Class of Notes then Outstanding within 30 days after prior written notice to the Noteholders. All notices to Noteholders (or any Class thereof) shall be sent simultaneously. Expenses for such communications and notices shall be borne by the Servicer.

SECTION 13.3. No Proceedings.

The Noteholders, the Servicer and the Indenture Trustee each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer or the Trust Estate any insolvency proceeding so long as there shall not have elapsed one year plus one day since the last maturity of the Notes.

SECTION 13.4. Limitation of Liability.

(a) It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related document.

(b) It is expressly understood and agreed by the parties hereto that SFS is executing this Indenture solely as Servicer and SFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer.

SECTION 13.5. Entire Agreement.

This Indenture contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 13.6. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

SECTION 13.7. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SUNTERRA OWNER TRUST 2004-1, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

	By:	/s/ Tamara Schultz-Fugh
		Name:	Tamara Schultz-Fugh
		Title:	Vice President

SUNTERRA FINANCIAL SERVICES, INC., as Servicer and individually

By:	/s/ David Womer
David Womer
Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee, Custodian and Back-Up Servicer

By:	/s/ Jennifer C. Davis
	Name:	Jennifer C. Davis
	Title:	Assistant Vice President